UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 10, 2014, Rice Energy Inc. (the “Company”), as borrower, and Rice Drilling B LLC (“RDB”), as predecessor borrower, entered into a Third Amended and Restated Credit Agreement, among the Company, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Amended Credit Agreement”), which will become effective concurrently with the completion of the offering of the Notes (as defined below).

Among other things, in connection with the Amended Credit Agreement, RDB assigned all of its rights and obligations under the credit facility to the Company, and the Company assumed all such rights and obligations as borrower under the Amended Credit Agreement. Furthermore, the Amended Credit Agreement (i) allows for the issuance of the Notes described below and (ii) provides that the Company will not incur an immediate reduction in the borrowing base under the credit facility as a result of the issuance of the Notes (though the borrowing base will be redetermined within approximately 30 days after the issuance of the Notes) and, as such, the borrowing base under the Amended Credit Agreement immediately following the issuance of the Notes will remain at $350.0 million until the next redetermination of the borrowing base. The Amended Credit Agreement also extends the maturity date of the credit facility from April 25, 2018 to January 29, 2019.

The Amended Credit Agreement is secured by liens on at least 80% of the proved oil and gas reserves of the Company and its subsidiaries (other than any subsidiary that is designated as an unrestricted subsidiary), as well as significant unproved acreage and substantially all of the personal property of the Company and such restricted subsidiaries, and the Amended Credit Agreement is guaranteed by such restricted subsidiaries. The Amended Credit Agreement contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	sell assets;

•	make loans to others;

•	make investments;

•	enter into mergers;

•	make or declare dividends;

•	hedge future production or interest rates;

•	incur liens; and

•	engage in certain other transactions without the prior consent of the lenders.

The Amended Credit Agreement also requires the Company to maintain certain financial ratios, which are measured at the end of each calendar quarter, beginning March 31, 2014:

•	a current ratio, which is the ratio of consolidated current assets (including unused commitments under the Amended Credit Agreement and excluding non-cash derivative assets) to consolidated current liabilities (excluding current maturities under the Amended Credit Agreement and non-cash derivative liabilities), of not less than 1.0 to 1.0; and

•	a minimum interest coverage ratio, which is the ratio of consolidated EBITDAX (as such term is defined in the Amended Credit Agreement) based on the trailing twelve month period to consolidated interest expense, of not less than 2.5 to 1.0.

The foregoing description of the Amended Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

In connection with the commencement of the offering of the Notes described below, the Company is providing updated disclosures with respect to its operations.

The Company’s management has prepared the summary preliminary financial and operating data set forth below based on the most current information available to management. The Company’s normal closing and financial reporting processes with respect to the summary preliminary financial data for the three months ended March 31, 2014 have not been fully completed. As a result, the Company’s actual financial and operating results could be different from these summary preliminary financial and operating data, and any differences could be material. The Company’s independent registered public accounting firm has not performed review procedures with respect to the summary preliminary financial data set forth below, nor have they expressed any opinion or provided any other form of assurance on the data. This summary is not intended to be a comprehensive statement of the Company’s unaudited financial results for this period. The results of operations for an interim period, including the summary preliminary financial and operating data provided below, may not give a true indication of the results to be expected for a full year or any future period.

	1Q 2014 Preliminary Estimates
	Low		High
Operating statistics
Average daily net production (MMcfe/d)	205		210
Natural gas as a percentage of production		100%
Heat content (Btu/Scf)		1,050

Total revenues including the effect or realized hedging gains and losses ($mm)	$89		$91

Operating expenses ($mm)
Lease operating	$7		$6
Gathering, compression and transportation	$10		$9
Production taxes and impact fees	$1		$1

Realized Prices per Mcfe
Average prices before effects of hedges		$5.45
Average realized prices after effects of hedges		$4.82

Average costs per Mcfe
Lease operating	$0.40		$0.32
Gathering, compression and transportation	$0.53		$0.47
Production taxes and impact fees	$0.04		$0.04

The Company reached 300 MMcf/d of gross operated production in February 2014. Also, in connection with the Company’s initial public offering, the terms of certain incentive units held by the Company’s employees in Rice Energy Holdings LLC and NGP Rice Holdings LLC, two entities which own a portion of the Company’s common stock, were modified. This modification will result in a material non-cash charge to earnings in the quarter ended March 31, 2014. Further, the Company prospectively expects these material non-cash charges to continue through the end of the incentive units estimated service period.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

The information included in Item 2.02 of this Current Report on Form 8-K is hereby incorporated into by reference into this Item 7.01 of this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Information.

On April 11, 2014, the Company issued a press release announcing its intent, subject to market conditions, to commence a private placement of $750 million in aggregate principal amount of senior unsecured notes due 2022 (the “Notes”). The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

The press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of April 10, 2014, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

99.1	Press Release dated April 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: April 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of April 10, 2014, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

99.1	Press Release dated April 11, 2014.